Exhibit 99.1

Actuate Reports Second Quarter 2014 Financial Results

+ $1.6 million of subscription bookings, up 23% sequentially;

+ $26.7 million in total non-GAAP revenue;

+ $7.3 million in license revenue;

+ $19.4 million in non-GAAP services revenue, up 7% sequentially, up 3% YoY;

+ Maintenance renewal rate over 90%;

+ Launched BIRT iHub F-Type™ on July 10; over 1,000 downloads in first four weeks.

SAN MATEO, Calif.--(BUSINESS WIRE)--August 6, 2014--Actuate Corporation (NASDAQ: BIRT), The BIRT Company™ and the leader in personalized analytics and insights, today announced financial results for the second quarter 2014:

Second quarter 2014 Financial and Operational Highlights:

  Total non-GAAP revenue of $26.7 million;
  Total license revenue of $7.3 million;
  Subscription bookings of $1.6 million;
  Booked 58 transactions greater than $100,000;
  Non-GAAP operating income of $1.1 million;
  Non-GAAP fully diluted EPS of $0.02;
  Total cash and short-term investments of $59.4 million on June 30, 2014.

“Our subscription business continued its steady growth in the second quarter indicating customer preference for subscription license and validating our decision to accelerate our transition,” said Pete Cittadini, President and CEO of Actuate. “The over 3.5 million BIRT developers as well as our acquisitions are diversifying our customers across industries with new projects in travel, energy and utilities, telco, manufacturing and healthcare in addition to our traditional strength in financial services, OEMs and government during the first half of 2014. We have added a number of new products including BIRT iHub F-Type™, Document Accessibility Appliance™, BIRT Analytics™ 4.4 and BIRT PowerDocs™ that set a solid foundation for our rapid transition to a subscription business.”

Revenues as reported in accordance with U.S. generally accepted accounting principles (GAAP) for the second quarter of 2014 were $26.5 million, compared with $34.9 million in the second quarter of 2013. License revenues for the second quarter of 2014 were $7.3 million, compared with $16.2 million in the second quarter of 2013. Service revenues for the quarter were $19.2 million, compared with $18.7 million reported in the same quarter last year.

GAAP operating loss was $2.5 million for the second quarter of 2014, compared with operating income of $2.2 million in the second quarter of 2013. GAAP net loss for the second quarter of 2014 was $2.3 million, or $(0.05) per share, compared with net income of $1.3 million, or $0.03 per diluted share, in the second quarter of 2013.

Non-GAAP net income for the second quarter of 2014 was $0.8 million, or $0.02 per diluted share, compared with non-GAAP net income of $4.4 million, or $0.09 per diluted share in the second quarter of 2013.

Cash and short term investments totaled $59.4 million on June 30, 2014 down from $64.5 million as of March 31, 2014.

Share Repurchases:

In July 2013, the Board of Directors approved a $40.0 million share repurchase program, of which $14.0 million remained as of June 30, 2014. During the second quarter of 2014 the Company repurchased $3.4 million worth of stock. Effective May 1, 2014, the Company suspended the share repurchase program.

Second quarter 2014 Business Highlights:

  Announced the launch of BIRT iHub F-Type™ on July 10, new software that boosts open source BIRT developers’ productivity through free access to the features and power of the commercial BIRT iHub™ enterprise-grade deployment platform, with metered output capacity;
  Over 1,000 downloads of BIRT iHub F-Type in the first 4 weeks;
  Announced the availability of the Actuate Document Accessibility Appliance™, a virtual software appliance that automatically converts high volumes of electronically delivered (e-Delivered) documents into universally accessible PDF files (PDF/UA);
  Announced the availability of BIRT Analytics 4.4 that adds powerful new background algorithms and foreground functionalities, comprising a complete toolbox of data mining techniques that are fast and easy to use for self-service, advanced analytics;
  Announced the certification of the BIRT iHub™ visualization and deployment platform on Cloudera Enterprise 5, Cloudera’s latest version of its unified big data management platform;
  Awarded seventh consecutive ACE (Achievement in Customer Excellence) Award, demonstrating Actuate’s long-term commitment to its customers’ success across its entire client base, including developers using BIRT to build large scale customer-facing applications; business analysts using BIRT Analytics on Big Data for self-service analysis of customers’ buying behaviors; and organizations using Actuate’s CCM suite to manage customer communications and correspondence;
  Record setting number of visitors to the new BIRT developer web site; (developer.actuate.com), formerly BIRT Exchange, up over 80% from a year ago;
  Over 121,000 total registrations to date on developer.actuate.com, up 14% from a year ago;
  Demonstrated visualization and analytics of Internet of Things data using BIRT along with Eurotech at EclipseCon France.

Customers:

During the second quarter, Actuate received significant new and repeat business from, among others: Schleupen AG, Chemware Inc., Qumu, Computer Sciences Corporation - Federal Sector, Deutsche Lufthansa AG, Albert Einstein Healthcare Network, Cummins Inc., Ameren Corporation, Emo-Trans, eMeter Corporation, RedSeal Networks, IMAGINARIUM, Government of New South Wales, Japan Finance Corporation, Altamed Health Services Corporation, Shell Australia Limited, CGI Group Inc., The Bank of Nova Scotia, NCR Corporation, MSCI Inc., National Information Solutions, Cooperative – NISC, Verizon Wireless Inc., Zurich Financial Services, Navy Federal Credit Union, Lincoln Financial Advisors Corporation, News America Marketing and American Electric Power.

Conference Call Information:

Actuate’s management team will host a conference call to discuss the company’s second quarter 2014 financial results on Wednesday, August 6, 2014, at 2:00 p.m. PT (5:00 p.m. ET). To access the call, please dial 877-407-8035 (201-689-8035 for international participants) and use conference ID number 13586662. A live webcast of the second quarter 2014 financial results conference call, with an accompanying slide presentation, will also be available at the investor relations section of the Actuate website at http://www.actuate.com/investor, and will be available in the same location on an archived basis for a limited time thereafter.

For more information:

http://www.actuate.com/

About Actuate (NASDAQ:BIRT) – The BIRT Company™

Actuate provides software to more than 3.5 million BIRT developers and OEMs who build scalable, secure solutions that save time and improve brand experience by delivering personalized analytics and insights to over 200 million of their customers, partners and employees. Actuate founded and supports BIRT – the open source IDE – and develops BIRT iHub™ – the world-class visualization and deployment platform – to significantly improve productivity of developers working on customer facing applications. Actuate’s BIRT Analytics™ delivers self-service predictive analytics to enhance customer engagement using Big Data. The Actuate Customer Communications Suite™ empowers organizations to easily transform, process, personalize, archive and deliver high volume content and individualized correspondence. Actuate is headquartered in Silicon Valley with more than 5,000 enterprise customers in financial services, technology and government. Visit actuate.com and developer.actuate.com.

Discussion of Non-GAAP Financial Measures:

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Actuate management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted net income (loss), which we refer to as non-GAAP net income (loss). We further consider various components of non-GAAP net income (loss) such as non-GAAP gross margin and non-GAAP operating expense. Non-GAAP net income (loss) is generally based on the revenues of our product, maintenance and services business operations and the costs of those operations, such as cost of revenue, research and development, sales and marketing and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. Non-GAAP net income (loss) consists of net income (loss) excluding amortization of intangible assets, equity plan-related compensation expenses, acquisition related expenses, restructuring charges, one-time termination costs, one-time professional services fees, foreign currency exchange gains and losses related to the revaluation of monetary assets and liabilities and other one-time charges and gains which management does not consider reflective of our core operating business. Non-GAAP net income (loss) also includes an adjustment to add back revenue that could not be recognized due to the impact of purchase accounting on the acquired legodo and Quiterian revenue contracts. Intangible assets consist primarily of purchased technology, in-process research and development, trade names, customer relationships, employment agreements and other intangible assets issued in connection with acquisitions. Restructuring charges consist of one-time compensation and benefits, excess facilities and asset-related charges resulting from strategic reallocations or reductions of personnel resources. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options and awards recognized during the period. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the Company would accrue using a normalized effective tax rate applied to the non-GAAP results. Our non-GAAP earnings (losses) per share calculation also includes an adjustment to total outstanding shares to reflect what the share amount would have been if it were calculated using non-GAAP results.

Non-GAAP net income (loss) is a supplemental measure of our performance that is not required by, nor presented in accordance with, GAAP. Moreover, it should not be considered as an alternative to net income (loss), operating income (loss), or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We present non-GAAP net income (loss) because we consider it an important supplemental measure of our performance.

Management excludes from non-GAAP net income (loss) certain recurring items to facilitate its review of the comparability of the Company's core operating performance on a period-to-period basis because such items are not related to the Company's ongoing core operating performance as viewed by management. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation.

The Company believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of the Company's control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and the Company does not expect them to occur in the ordinary course of business; they are non-operational, or they are related to non-cash expenses involving stock option grants.

The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding the Company's financial performance by excluding the impact of items that may obscure trends in the core operating performance of the business;

2) Since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors' ability to compare the Company's performance across financial reporting periods;

3) These non-GAAP financial measures are employed by the Company's management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of the Company's performance.

Set forth below are additional reasons why specific items are adjusted in the Company's non-GAAP financial measures:

a) Amortization charges for purchased technology and other intangible assets are excluded because they are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of the Company's acquisition transactions. We analyze and measure our operating results without these charges when evaluating our core performance. Generally, the impact of these charges to the Company's net income (loss) tends to diminish over time following an acquisition.

b) While stock-based compensation constitutes an ongoing and recurring expense of the Company, it is not an expense that typically requires or will require cash settlement by the Company. We therefore exclude these charges for purposes of evaluating our core performance as well as with respect to evaluating any potential acquisition.

c) Restructuring charges are primarily related to one-time compensation benefits and/or the disposition of excess facilities driven by modifications of business strategy. These costs are excluded because they are inherently variable in size, and are not specifically included in the Company's annual operating plan and related budget due to the rapidly changing facts and circumstances typically associated with such modifications of business strategy.

d) The deferred revenue adjustments relate to our acquisitions of legodo and Quiterian, which were concluded in January 2014 and October 2012, respectively. In accordance with the fair value provisions of Accounting Standards Codification ("ASC") 805, Business Combinations, acquired deferred revenue which was lower than the historical carrying value was recorded on the opening balance sheet. This purchase accounting requirement adversely impacts the Company's reported GAAP revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related terms are renewed in future periods.

e) Foreign currency exchange gains and losses represent the net gain or loss that Actuate has recorded for the impact of currency exchange rate movements on monetary assets and liabilities denominated in foreign currencies related to the revaluation of these assets and liabilities. Actuate presents non-GAAP financial information excluding foreign exchange gains and losses for several reasons. These foreign currency gains and losses are generally unpredictable and can cause Actuate’s reported results to vary significantly. The magnitude and timing of these gains and losses are largely outside of Actuate’s control because Actuate has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods. Management believes that these gains and losses are unrelated to the ongoing operation of its business in the ordinary course and are non-operational. Management therefore excludes these items for the purposes of evaluating core performance and they are not specifically included in the Company’s annual operating plans, budgets or management compensation structure. Actuate believes that investors benefit from a supplemental non-GAAP financial measure that excludes these items because it allows more meaningful comparability of results between periods and enables investors to compare Actuate’s core operating results in different periods without this variability.

f) Income tax expense (benefit) is adjusted by the amount of additional expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration the Company's long-term tax structure. The Company is using a normalized effective tax rate of 30%. This adjustment is made because the rate remains subject to change based on several factors, including variations over time in the geographic business mix and statutory tax rates. This non-GAAP estimated tax rate is reviewed annually.

g) Acquisition-related costs are costs incurred in concluding our acquisition transactions. These costs are excluded because they are inconsistent in amount and frequency and are directly impacted by the timing and magnitude of the Company’s acquisition transactions. We analyze and measure our operating results without these charges when evaluating our core performance. These acquisition-related costs are unrelated to the Company’s core operations in the ordinary course and are not included in our annual operating plan and budget.

h) One-time termination costs consist of severance payments related to reductions in force. As a consequence of reductions in force, the Company was required to pay out certain severance benefits. In accordance with the applicable FASB Codification, these payments were required to be classified as compensation expense in the Condensed Consolidated Statements of Operations, rather than as a restructuring expense because they are consistent with the Company’s past practice in regards to ongoing benefits arrangements as well as statutorily-required benefits that are provided in the event of involuntary termination. The Company is excluding these costs in the Non-GAAP financial measures because the charges are not included in the Company’s annual operating plan and related budget. These charges are inherently variable in size and are directly impacted by the timing and magnitude of the Company’s acquisition transactions. We analyze and measure our operational results without these charges when evaluating our core performance. Actuate believes that investors benefit from a supplemental non-GAAP financial measure that excludes these items because it allows more meaningful comparability of results between periods and enables investors to compare Actuate’s core operating results in different periods without this variability.

i) During the second quarter of 2014 the Company incurred one-time professional services fees related to the adoption of a Shareholder Rights Agreement. During the second quarter of 2013 the Company incurred professional services fees in connection with considerations regarding strategic alternatives. These costs are excluded because the charges are unrelated to the ongoing operation of the business in the ordinary course. Because these costs are unrelated to the Company's core operations, they are not included In the Company's annual operating plan. We analyze and measure our operating results without these charges when evaluating our core performance.

j) Other one-time charges represents a one-time write off totaling approximately $188,000 for the remaining unamortized costs related to our credit facility as we terminated our Line of Credit agreement with Wells Fargo Foothill (“WFF”) and re-negotiated a more favorable agreement with U.S. Bank in the second quarter of 2013. Also during the second quarter of 2013, we wrote-off leasehold improvements totaling approximately $155,000 associated with our Toronto, Canada idle facility as part of our plan of restructuring the Performance Management Group.

In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

As stated above, the Company presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP results. In the future, the Company expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

  Amortization of intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  The Company may engage in acquisition transactions in the future. Merger and acquisition related charges may therefore continue to be incurred and should not be viewed as non-recurring.
  The Company's employee equity incentive and employee stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future.
  The Company's income tax expense (benefit) will be ultimately based on its GAAP taxable income (loss) and actual tax rates in effect, which may differ significantly from the rate assumed in our non-GAAP presentation.
  Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided in this press release and is available in the investor relations section of the Company's web site for a limited time at http://www.actuate.com/investor. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in the Company's SEC filings.

Cautionary Note Regarding Forward Looking Statements: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These include statements regarding Actuate’s expectations, beliefs, hopes, intentions or strategies regarding the future. All such forward-looking statements are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, our transition to a subscription license model, the general spending environment for information technology products and services in general and application development, business intelligence, business analytics, output management and customer communications management software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of acquisitions on the Company’s financial and/or operating condition, the ability to increase revenues through our indirect distribution channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate’s Securities and Exchange Commission filings, including Actuate 2013 Annual Report on Form 10-K filed on March 7, 2014 as well as its quarterly reports on Form-10Q.

ACTUATE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$59,423	$79,900
Accounts receivable, net	16,217	27,418
Other current assets	9,617	8,251
Total current assets	85,257	115,569
Property and equipment, net	5,241	6,119
Goodwill and other intangibles, net	67,871	60,550
Other assets	13,762	13,843
	$172,131	$196,081

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable	$157	$-
Accounts payable	1,051	1,586
Restructuring liabilities	183	262
Accrued compensation	5,457	5,795
Other accrued liabilities	6,027	5,420
Deferred revenue	38,204	46,293
Total current liabilities	51,079	59,356

Long term liabilities:
Notes payable	268	889
Other liabilities	3,096	3,177
Deferred revenue	1,050	1,640
Tax liabilities	2,381	2,177
Total long term liabilities	6,795	7,883

Stockholders' equity	114,257	128,842
	$172,131	$196,081

ACTUATE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
License fees	$7,335	$16,155	$13,553	$31,635
Services	19,178	18,747	37,046	38,185
Total revenues	26,513	34,902	50,599	69,820

Costs and expenses:
Cost of license fees	512	551	996	1,124
Cost of services	3,869	4,431	7,436	9,414
Sales and marketing	11,538	14,316	22,901	28,090
Research and development	6,218	6,382	13,279	12,942
General and administrative	6,344	6,168	12,037	12,048
Amortization of other purchased intangibles	364	301	707	564
Restructuring charges	201	523	307	591
Total costs and expenses	29,046	32,672	57,663	64,773
(Loss) Income from operations	(2,533)	2,230	(7,064)	5,047
Interest income and other income/(expense), net	401	17	315	317
Interest expense	(15)	(60)	(28)	(120)
(Loss) Income before income taxes	(2,147)	2,187	(6,777)	5,244
Provision for (benefit from) income taxes	185	874	(1,075)	912
Net (loss) income	$(2,332)	$1,313	$(5,702)	$4,332
Basic net (loss) income per share	$(0.05)	$0.03	$(0.12)	$0.09
Shares used in basic per share calculation	46,692	47,781	47,224	47,980
Diluted net (loss) income per share	$(0.05)	$0.03	$(0.12)	$0.09
Shares used in diluted per share calculation	46,692	50,471	47,224	50,593

ACTUATE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
Revenue reconciliation:	June 30,		(a)	June 30,		(a)
	2014	2013	Notes	2014	2013	Notes
GAAP revenue	$26,513	$34,902		$50,599	$69,820
Non-GAAP adjustments:
Deferred revenue adjustments	205	10	(g)	448	35	(g)
Total non-GAAP revenues	$26,718	$34,912		$51,047	$69,855

	Three Months Ended			Six Months Ended
	June 30,		(a)	June 30,		(a)
Operating expense reconciliation:	2014	2013	Notes	2014	2013	Notes

GAAP operating expenses	$29,046	$32,672		$57,663	$64,773
Non-GAAP adjustments:
Amortization of purchased technology	(431)	(333)	(b)	(830)	(710)	(b)
Amortization of other intangibles	(364)	(301)	(c)	(707)	(564)	(c)
Stock-based compensation expense	(1,907)	(2,345)	(d)	(3,325)	(4,091)	(d)
Restructuring charges	(201)	(523)	(e)	(307)	(591)	(e)
Acquisition related costs	(358)	(250)	(f)	(751)	(522)	(f)
One-time termination costs	-	-		(916)	-	(h)
One-time professional services fees	(167)	(327)	(j)	(167)	(327)	(j)
Total non-GAAP operating expenses	$25,618	$28,593		$50,660	$57,968

	Three Months Ended			Six Months Ended
Operating income reconciliation:	June 30,		(a)	June 30,		(a)
	2014	2013	Notes	2014	2013	Notes
Total non-GAAP revenues	$26,718	$34,912		$51,047	$69,855
Total non-GAAP operating expenses	(25,618)	(28,593)		(50,660)	(57,968)
Total non-GAAP operating income	$1,100	$6,319		$387	$11,887

	Three Months Ended			Six Months Ended
Net income reconciliation:	June 30,		(a)	June 30,		(a)
	2014	2013	Notes	2014	2013	Notes
GAAP (loss) income before income taxes	$(2,147)	$2,187		$(6,777)	$5,244
Non-GAAP adjustments:
Amortization of purchased technology	431	333	(b)	830	710	(b)
Amortization of other intangibles	364	301	(c)	707	564	(c)
Stock-based compensation expense	1,907	2,345	(d)	3,325	4,091	(d)
Restructuring charges	201	523	(e)	307	591	(e)
Acquisition related costs	358	250	(f)	751	522	(f)
Deferred revenue adjustments	205	10	(g)	448	35	(g)
One-time termination costs	-	-		916	-	(h)
Other one-time charges	-	343	(i)	-	343	(i)
One-time professional services fees	167	327	(j)	167	327	(j)
Foreign currency exchange	(361)	(307)	(k)	(220)	(137)	(k)
Non-GAAP income before income taxes	1,125	6,312		454	12,290
Non-GAAP tax provision	337	1,894	(l)	136	3,687	(l)
Non-GAAP net income	788	4,418		318	8,603
Basic non-GAAP net income per share	$0.02	$0.09		$0.01	$0.18
Shares used in basic per share calculation	46,692	47,781		47,224	47,980
Diluted non-GAAP net income per share	$0.02	$0.09		$0.01	$0.17
Shares used in diluted per share calculation	48,004	51,178	(m)	49,970	51,069	(m)

(a) This table contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Such measures are intended to serve as a supplement to the GAAP results presented elsewhere in this press release, and should not be considered in isolation or as a substitute for such GAAP results. See the section entitled Discussion of Non-GAAP Financial Measures in this press release for additional information regarding: the manner in which management uses these non-GAAP financial measures; the economic substance behind management's decision to use such measures; the material limitations associated with use of these non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measures; the manner in which management compensates for these limitations when using these non-GAAP financial measures; and the substantive reasons why management believes these non-GAAP financial measures provide useful information to investors.

(b) Amortization of purchased technology acquired in prior acquisitions. Purchased technology is amortized over the estimated life of the underlying asset.

(c) Amortization of other intangibles includes identifiable intangible assets including trade names, employment agreements and customer relationships acquired through various acquisition transactions. Other identified intangibles are amortized over the estimated remaining life of the underlying intangibles.

(d) Actuate accounts for stock-based compensation expense under the fair value method in accordance with the authoritative guidance issued by the Financial Accounting Standards Board ("FASB") related to the measurement and disclosure of stock-based compensation expense. Stock-based compensation expense is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period. For the three months ended June 30, 2014, stock-based expense included approximately (in thousands): $118, $451, $314, and $1,024, related to cost of services revenues, sales and marketing expense, research and development expense and general and administrative expense, respectively.

(e) The restructuring expense consists of one-time benefit payments to terminated Actuate employees. Also included in fiscal 2014 are charges related to Actuate's idle facilities in North America, and China.

(f) Costs associated with our acquisition transactions.

(g) The deferred revenue adjustment relates to our acquisition of legodo ag, which was concluded in January 31, 2014. The deferred revenue adjustment in the prior year relates to our acquisition of Quiterian, which was concluded in October of 2012. In accordance with the fair value provisions of Accounting Standards Codification ("ASC") 805, Business Combinations, acquired deferred revenues were recorded on the opening balance sheet, which were lower than the historical carrying value. This purchase accounting requirement adversely impacts the Company's reported GAAP revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment.

(h) Represents severance and benefits associated with termination of Actuate employees during restructuring that were classified as on-going employee benefits arrangements.

(i) Represents a one-time write off totaling approximately $188,000 for the remaining unamortized costs related to our credit facility as we terminated our Line of Credit agreement with Wells Fargo Foothill (“WFF”) and re-negotiated a more favorable agreement with U.S. Bank in the second quarter of 2013. Also during the second quarter of 2013, we wrote-off leasehold improvements totaling approximately $155,000 associated with our Toronto, Canada idle facility as part of our plan of restructuring the Performance Management Group.

(j) During the second quarter of 2014, the Company incurred professional services fees in connection with a one-time adoption of the Shareholders Rights Agreement. During the second quarter of 2013, the Company incurred professional services fees related to considerations regarding strategic alternatives. These costs are excluded because the charges are unrelated to the ongoing operation of the business in the ordinary course. Because these costs are unrelated to the Company's core operations, they are not included in the Company's annual operating plan. We analyze and measure our operating results without these charges when evaluating our core performance.

(k) Foreign currency exchange gains and losses represent the net gain or loss that Actuate has recorded for the impact of currency exchange rate movements on monetary assets and liabilities denominated in foreign currencies related to the revaluation of these assets and liabilities.

(l) Income tax expense is adjusted by the amount of additional expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration the company's long-term tax structure. The Company use a normalized effective tax rate of 30%.

(m) Shares used in calculating diluted earnings per share have been adjusted to reflect what the share amounts would have been if they were calculated using non-GAAP results.

ACTUATE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
Operating activities	2014	2013
Net (loss) income	$(5,702)	$4,332
Adjustments to reconcile net (loss) income to net cash from operating activities:
Share-based compensation expense related to stock options and employee stock purchase plan	3,325	4,091
Excess tax benefits from exercise of stock options	(82)	(814)
Amortization of other purchased intangibles	1,537	1,274
Amortization of debt issuance cost	10	40
Bad debt expense	(103)	(114)
Write-off of unamortized debt issuance costs	-	188
Depreciation	962	1,085
Fixed asset write-offs	66	155
Change in valuation allowance on deferred tax assets	230	(89)
Gain on liquidation of investments	-	(416)
Accretion /amortization on short-term debt securities	(12)	(225)
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	12,424	6,584
Other current assets	(743)	(415)
Accounts payable	(606)	(637)
Accrued compensation	(615)	565
Other accrued liabilities	(861)	(80)
Deferred tax assets	(352)	(83)
Deferred tax liabilities	(7)	30
Income tax receivable	(56)	108
Income tax payable	(210)	901
Other deferred liabilities	(40)	(30)
Restructuring liabilities	(120)	(173)
Deferred revenue	(9,062)	(2,152)
Net cash (used in) provided by operating activities	(17)	14,125

Investing activities
Purchases of property and equipment	(91)	(356)
Proceeds from maturity of investments	21,169	20,432
Purchases of short-term investments	(12,816)	(24,427)
Acquisitions, net of cash acquired	(3,945)	-
Security deposits and other	(63)	36
Net cash provided by (used in) investing activities	4,254	(4,315)

Financing activities
Pay-down of other loan obligations	(4,771)	-
Credit facility related payments	-	(12)
Excess tax benefit from exercise of stock options	82	814
Proceeds from issuance of common stock	1,609	3,809
Stock repurchases	(12,896)	(10,000)
Tax withholdings related to net share settlements of restricted stock awards and units	(94)	(50)
Net cash used in financing activities	(16,070)	(5,439)
Effects of exchange rates on cash and cash equivalents	(316)	(970)
Net (decrease) increase in cash and cash equivalents	(12,149)	3,401
Cash and cash equivalents at the beginning of the period	41,750	37,483
Cash and cash equivalents at the end of the period	$29,601	$40,884

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CONTACT:
Market Street Partners
Jacob Moelter, +1-415-571-4956 (mobile)
jmoelter@marketstreetpartners.com